Exhibit 99.2

Google Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006*	June 30, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,544,671	$4,493,652
Marketable securities	7,699,243	8,009,883
Accounts receivable, net of allowance	1,322,340	1,648,680
Deferred income taxes, net	29,713	78,068
Prepaid revenue share, expenses and other assets	443,880	627,240

Total current assets	13,039,847	14,857,523
Prepaid revenue share, expenses and other assets, non-current	114,455	147,154
Deferred income taxes, net, non-current	—	98,421
Non-marketable equity securities	1,031,850	1,038,804
Property and equipment, net	2,395,239	3,219,280
Intangible assets, net	346,841	339,579
Goodwill	1,545,119	1,723,124

Total assets	$18,473,351	$21,423,885

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$211,169	$136,483
Accrued compensation and benefits	351,671	330,951
Accrued expenses and other current liabilities	265,872	276,723
Accrued revenue share	370,364	452,472
Deferred revenue	105,136	122,566
Income taxes payable	375	—

Total current liabilities	1,304,587	1,319,195

Deferred revenue, long-term	20,006	21,673
Deferred income taxes, net	40,421	—
Income taxes payable, long-term	—	340,762
Other long-term liabilities	68,497	82,647

Stockholders’ equity:
Common stock	309	311
Additional paid-in capital	11,882,906	12,576,560
Accumulated other comprehensive income	23,311	29,248
Retained earnings	5,133,314	7,053,489

Total stockholders’ equity	17,039,840	19,659,608

Total liabilities and stockholders’ equity	$18,473,351	$21,423,885

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
	(Unaudited)
Revenues	$2,455,991	$3,871,985	$4,709,746	$7,535,956

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $2,322, $7,659, $4,606, $12,048)	989,032	1,560,255	1,893,151	3,030,682
Research and development (including stock-based compensation expense of $70,564, $156,983, $143,650, $277,771)	282,552	532,106	529,151	940,490
Sales and marketing (including stock-based compensation expense of $14,285, $36,385, $30,214, $63,635)	196,397	355,604	387,340	658,156
General and administrative (including stock-based compensation expense of $21,978, $40,497, $45,343, $71,936)	172,638	319,405	342,033	580,804

Total costs and expenses	1,640,619	2,767,370	3,151,675	5,210,132

Income from operations	815,372	1,104,615	1,558,071	2,325,824
Interest income and other, net	160,805	137,130	228,724	267,859

Income before income taxes	976,177	1,241,745	1,786,795	2,593,683
Provision for income taxes	255,100	316,625	473,427	666,401

Net income	$721,077	$925,120	$1,313,368	$1,927,282

Net income per share—basic	$2.39	$2.98	$4.41	$6.22

Net income per share—diluted	$2.33	$2.93	$4.28	$6.12

Shares used in per share calculation—basic	301,410	310,436	297,653	309,876

Shares used in per share calculation—diluted	310,038	315,469	307,080	315,170

Google Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2006	2007
	(Unaudited)
Operating activities
Net income	$1,313,368	$1,927,282
Adjustments:
Depreciation of property and equipment	206,079	358,426
Amortization of intangibles and warrants	31,300	69,921
In-process research and development	4,000	3,660
Stock-based compensation	223,813	425,390
Excess tax benefits from stock-based award activity	(258,087)	(179,815)
Other	—	(3,695)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(193,211)	(325,034)
Income taxes, net	265,384	333,407
Prepaid revenue share, expenses and other assets	(67,974)	(207,524)
Accounts payable	63,879	(74,662)
Accrued expenses and other liabilities	14,782	20,881
Accrued revenue share	56,984	82,152
Deferred revenue	5,073	19,130

Net cash provided by operating activities	1,665,390	2,449,519

Investing activities
Purchases of property and equipment	(1,043,938)	(1,171,991)
Purchases of marketable securities	(17,576,067)	(7,343,870)
Maturities and sales of marketable securities	15,856,478	7,017,218
Investments in non-marketable equity securities	(1,004,222)	(10,288)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(188,506)	(207,540)

Net cash used in investing activities	(3,956,255)	(1,716,471)

Financing activities
Net proceeds from stock-based award activity	97,088	28,824
Net proceeds from a public stock offering	2,063,777	—
Excess tax benefits from stock-based award activity	258,087	179,815

Net cash provided by financing activities	2,418,952	208,639

Effect of exchange rate changes on cash and cash equivalents	10,661	7,294

Net increase in cash and cash equivalents	138,748	948,981
Cash and cash equivalents at beginning of year	3,877,174	3,544,671

Cash and cash equivalents at end of period	$4,015,922	$4,493,652

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	$1,432,461	$2,486,290	$2,729,778	$4,768,411
Google Network web sites	996,567	1,352,051	1,924,942	2,697,381

Total advertising revenues	2,429,028	3,838,341	4,654,720	7,465,792
Licensing and other revenues	26,963	33,644	55,026	70,164

Revenues	$2,455,991	$3,871,985	$4,709,746	$7,535,956

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	58%	64%	58%	63%
Google Network web sites	41%	35%	41%	36%

Total advertising revenues	99%	99%	99%	99%
Licensing and other revenues	1%	1%	1%	1%

Revenues	100%	100%	100%	100%